UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 23, 2017

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

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ITEM 8.01 Other Events

On January 19, 2017, Star Gold Corp. (“Star Gold” or the “Company”) entered into an Option and Lease of Water Rights, with Stone Cabin Company, LLC (the “Water Rights Agreement”).  The Water Rights Agreement grants Star Gold, in exchange for a one-time twenty thousand and no/100 dollars ($20,000.00) payment, a three (3) year option to exercise a ten (10) year lease of certain water rights in Nevada for use in conjunction with the Company’s Longstreet Project.  Lease payments for the water do not commence unless and until Star Gold exercises the option to lease.  The Water Rights Agreement also grants Star Gold the ability to extend, upon additional option payments, the option to lease for up to an additional three (3) years and the ability to extend the water rights lease (if exercised) for an additional ten (10) year period.

The Water Rights Agreement is attached hereto as Exhibit 99.1

On January 23, 2017, Star Gold issued a corporate update letter to its shareholders.  In addition to sending the update to its shareholders, the Company has posted the letter on its website at www.stargold.com.  The letter provides information on the Company’s operations, management and directors, and current plans with respect to moving forward with environmental studies at its flagship property, The Longstreet Project.

The updated shareholder letter is attached hereto as Exhibit 99.2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

January 24, 2017